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                                                                      Exhibit 21

                             FOREST OIL CORPORATION
                     List of Subsidiaries of the Registrant



             NAME OF SUBSIDIARY               JURISDICTION IN WHICH ORGANIZED

      Canadian Forest Oil, Ltd.             Alberta